UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 15, 2020
Date of report (date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Park Granada Blvd., Suite 202, Calabasas, CA 91302
 (Address of principal executive offices) (Zip Code)

(800) 292-3909
 (Registrant’s telephone number, including area code)

4400 Vanowen Street, Burbank, CA 91505
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Secured Revolving Promissory Note

On October 15, 2020, MusclePharm Corporation (the “Company”) entered into a secured revolving promissory note (the “Revolving Note”) with Ryan Drexler, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. Under the terms of the Revolving Note, the Company can borrow up to $3,000,000. The Revolving Note bears interest at the rate of 12% per annum.

The use of funds will be used for the purchase of whey protein and other general corporate purposes.

Both the outstanding principal, if any, and all accrued interest under the Revolving Note are due on March 31, 2021. The Company may prepay the Revolving Note by giving Mr. Drexler one days’ advance written notice.

The Revolving Note contains customary events of default, including, among others, the failure by the Company to make a payment of principal or interest when due. Following an event of default, Mr. Drexler is entitled to accelerate the entire indebtedness under the Revolving Note. The Revolving Note also contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the Revolving Note. The Revolving Note is subordinated to certain other indebtedness of the Company held by Crossroads Financial Group, LLC.

Security Agreement

In connection with the Revolving Note, the Company and Mr. Drexler entered into a fifth amended and restated security agreement dated October 15, 2020 (the “Security Agreement”) pursuant to which the Revolving Note is secured by all of the assets and properties of the Company and its subsidiaries whether tangible or intangible.

A copy of each of the Revolving Note and the Security Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and is incorporated herein by reference as though fully set forth herein. The foregoing summary descriptions of the Revolving Note and the Security Agreement are not intended to be complete and are qualified in their entirety by the complete text of the Revolving Note and the Security Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01

(d) Exhibits

Exhibit No.	Description
10.1	Secured Revolving Promissory Note, dated October 15, 2020, between MusclePharm Corporation and Ryan Drexler
10.2	Fifth Amended and Restated Security Agreement, dated October 15, 2020, between MusclePharm Corporation and Ryan Drexler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Name: Ryan Drexler Title: Chief Executive Officer
Date: October 21, 2020